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                                  EXHIBIT 23(A)


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                                           Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. of our report dated February 5, 1997, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K\A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

                                                           ERNST & YOUNG LLP

Columbus, Ga.
June 26, 1997
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Management Pension Committee, which administers the 401K Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 27th day of June, 1997.

                                   Retirement Savings Value Plan for
                                   Employees
                                   WestPoint Stevens Inc.




                                   By: /s/ John F. Sorte
                                      ------------------------------------
                                      John F. Sorte, Chairman of the
                                      Management Pension Committee